Exhibit 99.3
WESTERN DIGITAL CORPORATION
INVESTOR INFORMATION SUMMARY
Q1 FY2007 (All amounts in millions, except ASPs and headcount)

	Q1 FY06	Q2 FY06	Q3 FY06	Q4 FY06	Q1 FY07

HARD DRIVE UNITS:	17.1	18.1	18.8	19.2	22.7
REVENUE:	$1,010	$1,117	$1,129	$1,086	$1,264
AVERAGE SELLING PRICE:	$59	$62	$60	$56	$56
GROSS MARGIN %:	17.7%	20.4%	19.3%	18.8%	17.3%

REVENUE BY CHANNEL:
OEM	55%	56%	53%	54%	52%
DISTRIBUTORS	39%	39%	40%	37%	37%
RETAIL	6%	5%	7%	9%	11%

REVENUE BY GEOGRAPHY:
AMERICAS	36%	32%	39%	38%	35%
EUROPE	29%	34%	27%	22%	28%
ASIA	35%	34%	34%	40%	37%

WORLDWIDE HEADCOUNT:	24,211	24,591	24,235	24,750	25,687

CASH RELATED INFORMATION:
CASH FLOW FROM OPERATIONS	$40	$117	$119	$126	$128
CAPITAL ADDITIONS, NET*	$50	$52	$104	$96	$72
DEPRECIATION AND AMORTIZATION	$36	$39	$42	$44	$45
DAYS SALES OUTSTANDING	42	35	39	40	44

INVENTORY METRICS:
RAW MATERIALS	$14	$18	$16	$23	$33
WORK IN PROCESS	54	58	63	62	81
FINISHED GOODS	105	92	99	120	102
TOTAL INVENTORY, NET	$173	$168	$178	$205	$216
INVENTORY TURNS	19	21	21	17	19

* Capital additions exclude equipment acquired under capital leases.